Exhibit 10.119

EXECUTION VERSION

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF JANUARY 28, 2016 AMONG HOLDER, MAKER AND MIDCAP FUNDING X TRUST, A DELAWARE STATUTORY TRUST, ADMINISTRATIVE AGENT, WHICH SUBORDINATION AGREEMENT (AS AMENDED IN ACCORDANCE WITH ITS TERMS) IS INCORPORATED HEREIN BY REFERENCE (the “MidCap Subordination”).

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF JANUARY 28, 2016 AMONG HOLDER, MAKER AND PENTA MEZZANINE SBIC FUND I, L.P., A DELAWARE LIMITED PARTNERSHIP, WHICH SUBORDINATION AGREEMENT (AS AMENDED IN ACCORDANCE WITH ITS TERMS) IS INCORPORATED HEREIN BY REFERENCE (the “Penta Subordination”).

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF JANUARY 28, 2016 AMONG HOLDER, MAKER AND JL-MEZZ UTAH, LLC, AN ALASKA LIMITED LIABILITY COMPANY, WHICH SUBORDINATION AGREEMENT (AS AMENDED IN ACCORDANCE WITH ITS TERMS) IS INCORPORATED HEREIN BY REFERENCE (the “JL-Mezz Subordination”).

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF JANUARY 28, 2016 AMONG HOLDER, MAKER AND JL PROPERTIES, INC., AN ALASKA CORPORATION, WHICH SUBORDINATION AGREEMENT (AS AMENDED IN ACCORDANCE WITH ITS TERMS) IS INCORPORATED HEREIN BY REFERENCE (the “JL Properties Subordination”).

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF JANUARY 28, 2016 AMONG HOLDER, MAKER AND UTAH LAB, LLC, AN ALASKA LIMITED LIABILITY COMPANY, WHICH SUBORDINATION AGREEMENT (AS AMENDED IN ACCORDANCE WITH ITS TERMS) IS INCORPORATED HEREIN BY REFERENCE (the “Utah Lab Subordination”).

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION THEREFROM.

UNSECURED PROMISSORY NOTE

$7,000,000	March 21, 2016

FOR VALUE RECEIVED, the undersigned, TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation (“Maker”), promises to pay to GOLISANO HOLDINGS LLC, a New York limited liability company (“Holder”), the principal sum of SEVEN MILLION DOLLARS AND NO CENTS ($7,000,000.00), together with interest on the unpaid principal balance of this Unsecured Promissory Note (this “Note”) from time to time outstanding until paid in full, in lawful money of the United States of America. This Note shall mature and be due and payable by Maker on March 21, 2019 (the “Maturity Date”) or, if such day is not a Business Day, then the next succeeding Business Day.

ARTICLE I
TERMS AND CONDITIONS

1.01         Payment of Principal and Accrued Interest.

 a.           Interest shall accrue on the outstanding principal amount of this Note at eight and one-half percent (8.5%) per annum (the “Interest Rate”). Interest shall be computed hereunder based on a 360-day year. Interest shall be payable monthly on the 21st day of each month.

 b.           The principal amount of this Note shall be payable in monthly installments on the basis of a twenty-four month amortization schedule beginning after the first anniversary of the Effective Date, with principal amortization payments of Two Hundred Ninety One Thousand Six Hundred and Sixty-Six Dollars and Sixty-Seven Cents ($291,666.67) payable on the 21st day of each month beginning April 21, 2017 until the Maturity Date. The unamortized principal amount of this Note shall be payable on the Maturity Date.

1.02         Prepayment.

 a.           The principal indebtedness evidenced by this Note may be prepaid, in whole or in part, at any time and from time to time, together with accrued and unpaid interest to the date of such prepayment on the amount so prepaid, without premium or penalty. Any partial prepayment of principal made after the Maturity Date shall be applied as follows: first, to the payment of accrued interest; and second, to the payment of principal.

 b.           Upon any partial prepayment, at the request of either Maker or Holder, this Note shall be surrendered to Maker in exchange for a substitute note, which shall set forth the revised principal amount. In the event that this Note is prepaid in its entirety, this Note shall be surrendered to Maker for cancellation as a condition to any such prepayment.

1.03         Payments Only on Business Days. Payments hereunder shall be made only on a Business Day. Any payment hereunder which, but for this Section 1.03, would be payable on a day which is not a Business Day, shall instead be due and payable on the next succeeding Business Day.

1.04         Conversion of Note to Equity. If and upon terms and conditions approved by Maker’s Board of Directors and execution of definitive documents mutually agreed upon by the parties, Holder shall have the right the convert the then outstanding principal and accrued interest due to Holder under this Note into the common stock, par value $0.001 per share, of Twinlab Consolidated Holdings, Inc.; provided, however, that upon such a conversion the “Warrant” (as defined below) shall be cancelled.

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ARTICLE II
DEFAULTS

2.01         Events of Default. The following shall constitute “Events of Default” under this Note:

 a.           failure by Maker to make any interest payment required under this Note when the same shall become due and payable (whether at maturity, by acceleration or otherwise) and the continuation of such failure for a period of fifteen (15) Business Days following notice thereof; or

 b.           failure by Maker to make any payments of principal required under this Note when the same shall become due and payable (whether at maturity, by acceleration or otherwise) and the continuation of such failure for a period of fifteen (15) Business Days following notice thereof; or

 c.           The occurrence of (x)(i) a default or an event of default with respect to any indebtedness of Maker for borrowed money that accrues interest, including, but not limited to Midcap Funding X Trust, Penta Mezzanine SBIC Fund I, L.P., JL-Mezz Utah, LLC, JL Properties, Inc., Maker and Great Harbor Capital, LLC (“Great Harbor”) and (ii) such indebtedness is accelerated by the creditor or (y) for the non-payment of indebtedness of Maker for borrowed money at its scheduled final maturity (including any extension or refinancings thereof); or

 d.           Maker, pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iii) consents to the appointment of a custodian of it or for all or any substantial portion of its property or assets; or (iv) makes a general assignment for the benefit of its creditors; or

 e.           an involuntary case or proceeding is commenced against Maker under any Bankruptcy Law and is not dismissed, bonded or discharged within sixty (60) days thereafter, or a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case or proceeding; (ii) appoints a custodian of Maker or for all or substantially all of its properties; or (iii) orders the liquidation of Maker; and in each case the order or decree remains unstayed and in effect for sixty (60) days.

If an Event of Default occurs, the Interest Rate shall equal fifteen percent (15%) per annum from and after the date of such Event of Default until the date upon which this Note is repaid in full. If an Event of Default occurs, Holder may, at its option, declare, by notice in writing to Maker (the “Acceleration Notice”), the entire principal amount of this Note (and any accrued and unpaid interest thereon) to be immediately due and payable and upon any such declaration such principal and interest shall become and be forthwith due and payable without any further notice, presentment, protest, or demand of any kind, all of which are hereby expressly waived by Maker. If an Event of Default specified in Sections 2.01(d) or 2.01(e) hereof occurs, the principal amount of this Note (and any accrued and unpaid interest thereon) shall become due and payable immediately without any declaration or other act on the part of Holder. If any Event of Default shall have occurred, Holder may proceed to protect and enforce its rights either by suit in equity or by action at law, or both, whether for specific performance of any provision of this Note or in aid of the exercise of any power granted to Holder under this Note.

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Concurrently herewith Maker has issued into escrow a Warrant to purchase shares of Maker’s common stock (the “Warrant”) in the name of the Holder which will only be released from escrow and deemed issued at that time and otherwise become exercisable if Maker fails to pay Holder the entire unamortized principal amount of this Note and any accrued and unpaid interest thereon as of the Maturity Date or such earlier date as is required pursuant to an Acceleration Notice issued by Holder in accordance with the terms hereof. The issuance of the Warrant is intended to compensate Holder in the event that Maker fails to make payment in full of this Note as and when due. Maker and Holder have mutually agreed that, considering all of the circumstances existing on the date hereof, the right of Holder to exercise the Warrant, and the attendant consequences of doing so, represent fair and reasonable compensation for a portion of the damages that Holder would suffer as a result of the existence of the conditions giving rise to such right. The granting of such right is not intended as a forfeiture or penalty but, rather, is intended to constitute partial liquidated damages to Holder. The issuance of the Warrant is not, nor shall it be deemed to be, made in lieu of or to otherwise reduce or limit in any way Maker’s payment obligations under this Note or be deemed or construed as a limitation on any other rights or remedies that Holder may have hereunder, at law or in equity, or otherwise.

ARTICLE III
MISCELLANEOUS

3.01         No Waiver: Amendment. Maker hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Note. No delay by Holder in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof, including but not limited to an extension of the time for the payment of this Note or any installment due hereunder, shall be valid unless set forth in writing by Holder. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. No modifications or amendments made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the liability of Maker under this Note, either in whole or in part unless Holder agrees otherwise in writing.

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3.02         Limit of Validity. The provisions of this Note are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid to Holder for the use, forbearance or retention of money under this Note (“Interest”) exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Maker and Holder shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Holder shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal amount owing under this Note (whether or not then due) or at the option of Holder be paid over to Maker, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal amount of this Note so that the Interest thereof for such full period will not exceed the maximum amount permitted by applicable law.

3.03         Arms Length Agreement. This Agreement has been negotiated and prepared at the mutual request, direction and construction of Holder and Maker, at arms length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to any party.

3.04         Governing Law. This Note shall be interpreted, construed and enforced according to the substantive laws of the State of New York, without giving effect to principles of conflicts of law.

3.05         Judicial Proceedings. All judicial proceedings brought against Maker arising out of or relating to this Note may be brought in the Federal courts of the United States of America or the courts of the State of New York, in each case, located in Monroe County, New York, and by execution and delivery of this Note, Maker accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Note. Maker hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Maker at its address set forth in Section 3.06, such service being hereby acknowledged by Maker to be sufficient for personal jurisdiction in any action against Maker in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Holder to bring proceedings against Maker in the courts of any other jurisdiction.

3.06         Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, electronic mail or registered or certified mail, postage prepaid, return receipt requested:

a.           If to the Maker, to:

Twinlab Consolidated Holdings, Inc.

632 Broadway, Suite 201

New York, NY 10012

Attention: Richard H. Neuwirth, Chief Legal Officer

Facsimile: (212) 260-1853

e-mail: RNeuwirth@twinlab.com

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b.           If to the Holder, to:

Golisano Holdings LLC

One Fishers Road

Pittsford, New York 14534

Attention: B. Thomas Golisano, Member

Facsimile: ________________

e-mail:

With a copy to:

Woods Oviatt Gilman, LLP

Two State Street

Rochester, New York 14614

Attention: Gordon E. Forth

Facsimile: (585) 987-2901

e-mail: gforth@woodsoviatt.com

3.07         Assignment and Transfer; Covenant. Neither this Note nor any interest herein shall be assigned, transferred, pledged or otherwise disposed of, through liquidation or otherwise (any of the foregoing, a “Transfer”), in whole or in part, by Maker without the express prior written consent of Holder. Any attempted assignment of this Note by Maker in violation of this restriction shall be void.

3.08         Replacement of Notes. Upon receipt by Maker of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of an indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Note, if mutilated, Maker will deliver a new Note, or like tenor in lieu of this Note, payable to Holder, in the same principal amount as the unpaid principal amount of this Note and bearing interest at the same Interest Rate as this Note. Any Note delivered in accordance with the provisions of this Section 3.08 shall be dated as of the date of this Note.

3.09         Successors and Assigns. The respective rights and obligations of Maker and Holder shall be binding upon and inure to the benefit of their respective successors and permitted assigns.

3.10         Collection Costs. If any amount due under this Note is not paid at the earlier of (i) the due date hereunder or (ii) at acceleration of maturity as herein provided and is placed in the hands of an attorney for collection, or if it is collected through bankruptcy, probate or other court after maturity or the acceleration thereof, Maker shall pay all reasonable attorneys’ fees and collection costs of Holder incurred with respect to the collection of amounts due under this Note promptly on the demand of Holder.

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3.11         Pari Passu Notes. Maker and Holder acknowledge and agree that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to that certain Unsecured Promissory Note, dated as of January 28, 2016 (the "First Holder Note"), in the original principal amount of $2,500,000 issued by Maker to Holder, that certain Unsecured Promissory Note, dated as of January 28, 2016 (the "First Great Harbor Note"), in the original principal amount of $2,500,000 issued by Maker to Great Harbor and that certain Unsecured Promissory Note, dated as of March 21, 2016, in the original principal amount of $7,000,000 issued by Maker to Great Harbor (the “Second Great Harbor Note” and collectively with the First Great Harbor Note, the “Great Harbor Notes”). All payments of principal and interest on the Notes shall be made pro rata based on the unpaid principal balance under this Note, the First Holder Note and the Great Harbor Notes. If Holder receives any payment or other amount in excess of that which it is entitled to under this Section 3.11, it shall, and shall be deemed to, hold such excess amount in trust for the benefit of Great Harbor to the extent it is entitled thereto and shall pay such excess amount over to Great Harbor as promptly as practicable. Maker and Holder hereby agree that Great Harbor is an express third party beneficiary of this Section 3.11 and it shall not be amended or modified without the express written consent of Great Harbor.

3.12         Definitions. The following terms have the following meanings:

“Acceleration Notice” shall have the meaning set forth in Section 2.01.

“Bankruptcy Law” means Title 11, United States Code, or any similar federal, state or foreign law for the relief of debtors or any arrangement, reorganization, assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Maker.

“Business Day” means each day other than Saturdays, Sundays and days when commercial banks are authorized or required by law to be closed for business in New York, New York.

“Events of Default” shall have the meaning set forth in Section 2.01.

“Holder” shall have the meaning set forth in the Preamble.

“Interest” shall have the meaning set forth in Section 3.02.

“Interest Rate” shall have the meaning set forth in Section 1.01(a).

“JL-Mezz Subordination” shall have the meaning set forth in the Preamble.

“JL Properties Subordination” shall have the meaning set forth in the Preamble.

“Maker” shall have the meaning set forth in the Preamble.

“Maturity Date” shall have the meaning set forth in the Preamble.

“MidCap Subordination” shall have the meaning set forth in the Preamble.

“Obligations” means all principal, interest, premium, penalties, fees, indemnities, damages and other liabilities and obligations payable under the documentation governing, or with respect to, indebtedness for borrowed money (including all interest after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation, whether or not such interest is an allowed claim in such proceeding).

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“Penta Subordination” shall have the meaning set forth in the Preamble.

“Transfer” has the meaning set forth in Section 3.07.

“Utah Lab Subordination” shall have the meaning set forth in the Preamble.

“Warrant” has the meaning set forth in Section 2.01 and shall be in the form attached as Exhibit A to the Note.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

TWINLAB CONSOLIDATED HOLDINGS, INC.

By:	/s/ Naomi Whittel
Name: Naomi Whittel
Title: Chief Executive Officer

[Unsecured Promissory Note]

ACKNOWLEDGED & AGREED

GOLISANO HOLDINGS LLC

/s/ B. Thomas Golisano
By: B. Thomas Golisano
Title: Member

[Unsecured Promissory Note]